UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         March 29, 2023

WOLF ENERGY SERVICES INC.
(Exact name of registrant as specified in its charter)

Florida	000-30454	65-0742890
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

408 State Hwy 135N, Kilgore, Texas	75662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	903-392-0948

________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note

Effective March 29, 2023, Wolf Energy Services Inc., a Florida corporation (the “Company”) entered into a Securities Purchase Agreement dated March 27, 2023 (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company sold the Investor a promissory note in the principal amount of $184,800 (the “Note”). The Note carries a one-time interest charge of twelve percent (12%) which was applied on the issuance date to the principal (22% upon the occurrence of an event of default) and has a maturity date of March 27, 2024. The Note included an original issue discount of $38,281 and transaction expenses of $3,750. The Company received gross proceeds of $165,000 in consideration of issuance of the Note.

The Note requires that the Company make monthly payments for accrued interest and outstanding principal, which shall be paid in ten (10) payments each in the amount of $20,697.60 for total repayment to the Holder of $206,976.00. The first payment shall be due May 15, 2023, with nine (9) subsequent payments each month thereafter. The Company shall have a five (5) day grace period with respect to each payment. The Company has the right to accelerate payments or prepay in full at any time with no prepayment penalty.

The Investor may in its option, at any time following an Event of Default, as defined in the Note, convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock at a conversion price per share equal to 75% of the average closing bid price of our common stock during the 5 trading days prior to the date of conversion. Additionally, the Company agreed to reserve four times the number of shares of our common stock which may be always issuable upon conversion of the Note, or 43,804,444 shares of common stock.

The Note provides for standard and customary events of default such as failing to timely make payments under the Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. The Note also contains customary covenants. At no time may the Note be converted into shares of the Company’s common stock if such conversion would result in the Investor, or its affiliates owning an aggregate of more than 4.99% of the then outstanding shares of the Company’s common stock.

The description of the Note and Securities Purchase Agreement above is not complete and is qualified in its entirety by the full text of the Note and Securities Purchase Agreement, filed herewith as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference into this Item 1.01.

Cash Advance and Future Receipts Agreements

Effective March 29 2023, Pinnacle Frac Transport LLC, a wholly owned subsidiary of the Company (“Pinnacle Frac”), entered into separate agreements with an institutional financing parties (each, a “Purchaser”) to provide an aggregate net financing amount of approximately $350,000 prior to expenses and fees of approximately $12,500.

Pinnacle Frac entered into a Purchase and Sale of Future Receipts dated as of March 28, 2023 (the “PSFR”); and Pinnacle Frac entered into a Standard Merchant Cash Advance Agreement dated as of March 28, 2023 (the “MCA”). Under each agreement, Pinnacle Frac sold to a Purchaser a specified percentage of its future sales and receipts (as defined by the applicable agreement). An aggregate purchased amount of such future receipts and sales of $480,000 was sold for an aggregate amount of $350,000, less origination and other fees, which resulted in a net aggregate amount of $337,500. Each agreement provides the Purchaser specified customary collection procedures for the collection and remittance of the weekly payable amount including direct payments from a specified authorized bank account of $10,625 under the PSFR and approximately $6,363 under the MCA. Each agreement expressly provides that the sale of the future receipts shall be construed and treated for all purposes as a true and complete sale of receivables at a discount, and not a loan. Each agreement provides that the title to the sold future receivables is transferred to the Purchaser under such agreement free and clear of all liens and includes customary remedies that may be exercised by such Purchaser upon a breach or default, including payment of attorney fees and costs of collection and, under the MCA, an amount equal to 25% of the then outstanding purchased amount of future receipts. Each agreement also provides customary provisions regarding, among other matters, representations, warranties and covenants, indemnification, arbitration, governing law and venue. Each agreement also provides for the grant by Pinnacle Frac of a security interest in the future receivables and other related collateral under the Uniform Commercial Code in accounts and proceeds.

Each agreement includes a separate agreement that provides for the irrevocable, absolute, and unconditional guaranty by Jimmy Galla, the Company’s Chief Executive Officer and Chief Financial Officer, of all of the of the obligations under such agreement.

The foregoing descriptions of the PSFR and MCA are not complete and are qualified in their entirety by reference to the full text of such agreements, filed as Exhibit 10.3 and as Exhibit 10.4, respectively, which are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Promissory Note issued by Wolf Energy Services Inc. in favor of Red Road Holdings Corporation dated March 27, 2023

10.2	Securities Purchase Agreement between Wolf Energy Services Inc. and Red Road Holdings Corporation dated March 27, 2023

10.3
Purchase and Sale of Future Receipts Agreement dated as of March 28, 2023 between Pinnacle Frac LLC and E-Advance Services, LLC including the Personal Guaranty of Performance dated as of even date by Jimmy Galla in favor of E-Advance Services, LLC

10.4
Standard Merchant Cash Advance Agreement dated as of March 28, 2023 between Pinnacle Frac LLC and KYF Global Partners including the Personal Guaranty dated as of even date by Jimmy Galla in favor of KYF Global Partners.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLF ENERGY SERVICES INC.

Date: March 31, 2023	By: /s/ Jimmy R. Galla
Jimmy R. Galla, Chief Executive Officer and Chief Financial Officer

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